Exhibit 99.1

NEEO AG

Consolidated Financial Statements

Year Ended December 31, 2018

NEEO AG

Contents

Independent Auditors’ Report	3-4

Consolidated Financial Statements

Consolidated Balance Sheet	6

Consolidated Statement of Operations	7

Consolidated Statement of Changes in Stockholders’ Deficit	8

Consolidated Statement of Cash Flows	9

Notes to Consolidated Financial Statements	10 - 22

Independent Auditors’ Report

NEEO AG

Bern, Switzerland

We have audited the accompanying consolidated financial statements of NEEO AG, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of the accounting policies used and reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEEO AG as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that NEEO AG will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, NEEO AG has incurred significant losses with substantial debt outstanding at year end which raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ WSRP, LLC

Salt Lake City, Utah
April 12, 2019

Consolidated Financial Statements

NEEO AG

Consolidated Balance Sheet

December 31,	2018

Assets

Current assets
Cash and cash equivalents	CHF	238,983
Accounts receivable, net		25,380
Inventory		557,891
Consigned inventory		279,586
Prepaid expenses and other current assets		496,836
Related party receivable		52,218

Total current assets		1,650,894

Property and equipment, net		57,540

Total assets	CHF	1,708,434

Liabilities and Stockholder’s Deficit

Current liabilities
Accounts payable	CHF	891,523
Accrued expenses and other current liabilities		989,420
Consigned inventory liability		279,586
Related party payable		96,278
Current maturities of notes payable		3,533,920

Total current liabilities		5,790,727

Notes payable, net of current portion		1,796,570
Pension liability		485,506

Total liabilities		8,072,803

Commitments and contingencies		—

Stockholders’ deficit
Common stock - CHF.06 par value; 3,325,207 shares authorized, issued and outstanding. CHF .01 par value; 29,454,917 shares authorized, issued and outstanding		494,062
Additional paid-in capital		6,215,522
Accumulated deficit		(12,660,691)
Accumulated other comprehensive loss		(413,262)

Total stockholders’ deficit		(6,364,369)

Total liabilities and stockholders’ deficit	CHF	1,708,434

See accompanying notes to consolidated financial statements.

NEEO AG

Consolidated Statement of Operations

Year Ended December 31,	2018

Revenues	CHF	905,097
Cost of revenues		1,126,426

Gross loss		(221,329)

Operating expenses
Research and development		420,308
Selling, general and administrative		3,266,075

Total operating expenses		3,686,383

Loss from operations		(3,907,712)

Other expense
Interest expense		373,509
Other components of defined benefit plans, net		27,572
Foreign exchange loss		77,423

Total other expense		478,504

Loss before income taxes		(4,386,216)

Income tax expense		3,739

Net loss	CHF	(4,389,955)
Other comprehensive income (loss)
Pension plan actuarial loss		(177,220)
Pension plan amortization of prior service cost		28,534

Total comprehensive loss	CHF	(4,538,641)

See accompanying notes to consolidated financial statements.

NEEO AG

Consolidated Statement of Changes in Stockholders’ Deficit

	Shares PAR 0.06	Shares PAR 0.01	Amount		Additional Paid-In Capital		Accumulated Deficit		Accumulated Other Comprehensive Loss		Total
Balance, December 31, 2017	3,325,207	29,454,917	CHF	494,062	CHF	6,102,546	CHF	(8,270,736)	CHF	(264,576)	CHF	(1,938,704)

Non-cash contributions	—	—	—		112,976		—		—		112,976
Other comprehensive loss	—	—	—		—		—		(148,686)		(148,686)
Net loss	—	—	—		—		(4,389,955)		—		(4,389,955)

Balance, December 31, 2018	3,325,207	29,454,917	CHF	494,062	CHF	6,215,522	CHF	(12,660,691)	CHF	(413,262)	CHF	(6,364,369)

See accompanying notes to consolidated financial statements.

NEEO AG

Consolidated Statement of Cash Flows

Years Ended December 31,	2018

Cash flows from operating activities
Net loss	CHF	(4,389,955)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		191,801
Pension cost		139,801
Non-cash interest expense		112,976
Foreign currency transactions		22,024
Changes in operating assets and liabilities:
Accounts receivable		(25,380)
Inventory		(201,511)
Prepaid expenses and other current assets		39,383
Related party receivable		9,323
Accounts payable		87,795
Accrued expenses and other current liabilities		725,854
Related party payable		(302,193)

Net cash used in operating activities		(3,590,082)

Cash flows from investing activities
Purchases of property and equipment		(13,681)

Net cash used in investing activities		(13,681)

Cash flows from financing activities
Proceeds from issuance of notes payable		4,044,948
Repayment of notes payable		(285,000)

Net cash provided by financing activities		3,759,948

Net increase in cash and cash equivalents		156,185

Cash and cash equivalents, beginning of year		82,798

Cash and cash equivalents, end of year	CHF	238,983

Supplemental disclosures for cash flow information
Cash paid for interest	CHF	17,100

See accompanying notes to consolidated financial statements.

NEEO AG

Notes to Consolidated Financial Statements

1.              Description of Business

NEEO AG (the “Company”), which was formed on April 15, 2014, is registered in the Canton of Solothurn, Switzerland. The Company operates in the field of development, manufacturing and selling of products in the home automation industry.

2.              Summary of Significant Accounting Policies and Estimates

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The consolidated financial statements include the accounts of NEEO AG and its wholly owned subsidiary NEEO Inc. Intercompany transactions and balances have been eliminated in consolidation.

Going Concern

In connection with the preparation of the consolidated financial statements for the year ended December 31, 2018, the Company conducted an evaluation as to whether there were conditions and events, considered in the aggregate, which raised substantial doubt as to the entity’s ability to continue as a going concern within one year after the date of the issuance, or the date of availability, of the consolidated financial statements to be issued, noting that there did not appear to be evidence of substantial doubt of the entity’s ability to continue as a going concern as the company was acquired by Control4 Corporation on February 1, 2019.

Concentrations of Risk

The Company relies on one contract manufacturer for the production of its products. A significant disruption in the operations of this contract manufacturer would impact the production of the Company’s products for a substantial period of time, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company maintains its cash and cash equivalents with large financial institutions. Management believes that these financial institutions are financially sound and accordingly are subject to minimal credit risk.

Use of Accounting Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities purchased with original maturities of 90 days or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not generally bear interest. The Company determines whether an allowance for doubtful accounts is required based on historical write-off experience and customer economic data which represents the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered.

Inventory

Inventory consisting of hardware is stated at the lower of cost (first in, first out method) or net realizable value. The Company periodically assesses the recoverability of its inventory and reduces the carrying value of the inventory when items are determined to be obsolete, defective or in excess of forecasted sales requirements.

Consigned Inventory and Consigned Inventory Liability

The Company utilizes a contract manufacturer for manufacturing and assembly of its products. The contract manufacturer is required to procure and stock raw materials sufficient to meet the Company’s production forecast, that, once processed, the Company is obligated to repurchase as finished goods; therefore, the Company records these materials as consigned inventory and consigned inventory liability.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Computer equipment and software	2 - 3 years
Manufacturing tooling and test equipment	3 years
Furniture and fixtures	4 years

Expenditures for all maintenance and repairs are charged as operating expenses. Additions, major renewals and replacements that increase the useful lives of assets are capitalized. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or the estimated useful life of the leasehold improvements.

Impairment of Long-Lived Assets

When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the asset to assess whether or not a potential impairment exists, in accordance with Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. No long-lived asset impairment was recognized during the year ended December 31, 2018.

Warranty Obligation

The Company provides warranties on all product sales for two years. The Company accrues for the estimated warranty costs at the time of sale based on historical warranty experience plus any known or expected changes in warranty exposure. As of December 31, 2018, the accrued warranty liability included in “accrued expenses and other current liabilities” in the consolidated balance sheet was CHF 65,000.

Foreign Currency

In general, the functional currency of a foreign operation is the local currency. Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the year. The effects of foreign currency translation adjustments, if any, are included in stockholders’ deficit as a component of accumulated other comprehensive income/loss.

Revenue Recognition

The Company’s revenues primarily result from the sale of manufactured products and reflect the consideration to which the Company expects to be entitled. The Company records revenue based on a five-step model in accordance with ASC Topic 606, Revenue from Contracts with Customers. For its customer contracts, the Company identifies the performance obligations, determines the transaction price, allocates the contract transaction price to the performance obligation, and recognizes the revenue when control of goods or services is transferred to the customer.

For product sales, each purchase order, along with any existing governing customer agreements when applicable, represents a contract with a customer and each product sold to a customer typically represents a distinct performance obligation. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The majority of the Company’s product sales are subject to ExWorks (as defined in Incoterms 2010) delivery terms and revenue is recorded at the point in time when products are picked up from the warehouse, as the Company has determined that this is the point in time that control transfers to the customer.

Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

Collaborative Arrangements

The Company determines the proper accounting treatment for each collaborative arrangement based on the guidance in ASC 808. During 2018 the Company was party to a collaborative arrangement with a related party (shareholder) to jointly develop a new product. Under the terms of the arrangement the Company will be reimbursed by the shareholder for research and development expenses. The Company determined that the shareholder did not meet the definition of a customer as both parties to the arrangement share in the risks and benefits of the activities. The reimbursements received from the shareholder are recorded as an offset to research and development expense.

Cost of Revenue

Cost of revenue primarily consists of the cost of inventory sold during the period and shipping and handling expenses.

Research and Development Expense

Research and development expenses consist primarily of personnel costs, depreciation associated with research and development equipment, contract labor and consulting services. Research and development costs are expensed as incurred.

Fair Value of Financial Instruments

The Company records certain financial instruments at fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, and notes payable. The fair values of cash and cash equivalents, accounts receivable, accounts payable and short-term note payable approximate their respective carrying values because of the short maturity of those instruments. The fair value of the long-term notes payable approximates its current carrying value due to the market terms.

Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

We assess the inputs used to measure fair value using a three-tier hierarchy based on the extent to which inputs used in measuring fair value are observable in the market:

Level 1 — inputs include quoted prices for identical instruments and are the most observable.

Level 2 — inputs include quoted prices for similar assets and observable inputs such as interest rates, currency exchange rates and yield curves.

Level 3 — inputs are not observable in the market and include management’s judgments about the assumptions market participants would use in pricing the asset or liability.

Income Taxes

Deferred tax assets and liabilities are recognized for differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the tax bases of assets and liabilities that will result in future taxable or deductible amounts. The deferred tax assets and liabilities are measured using the enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company presents deferred tax positions on a net position, when resulting from the same tax jurisdiction.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was CHF 453,842 for the year ended December 31, 2018.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, which provides guidance for accounting for leases. ASU 2016-02 requires lessees to classify leases as either finance or operating leases and to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of the lease classification. The lease classification will determine whether the lease expense is recognized based on an effective interest rate method or on a straight line basis over the term of the lease. Accounting for lessors remains largely unchanged from current GAAP. ASU 2016-02 will be effective for the Company’s fiscal year ending December 31, 2019. The Company is currently evaluating the impact the adoption of ASU 2016-02 will have on the Company’s financial statements.

In March 2017, the FASB issued ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The standard amends the income statement presentation of the components of net periodic benefit cost for defined benefit pension and other postretirement plans. The standard requires entities to (1) disaggregate the current-service-cost component from the other components of net benefit cost (the “other components”) and present it with other current compensation costs for related employees in the income statement and (2) present the other components elsewhere in the income statement and outside of income from operations if such a subtotal is presented. This standard is effective for fiscal years beginning after December 15, 2018 with early adoption permitted. The Company has early adopted this standard for the year ended December 31, 2018.

In August 2018, the FASB issued ASU No. 2018-14, Compensation - Retirement Benefits - Defined Benefit Plans - General. This ASU modifies the disclosure requirements for defined benefit and other postretirement plans. This ASU eliminates certain disclosures associated with accumulated other comprehensive income, plan assets, related parties, and the effects of interest rate basis point changes on assumed health care costs; while other disclosures have been added to address significant gains and losses related to changes in benefit obligations. This ASU also clarifies disclosure requirements for projected benefit and accumulated benefit obligations. The amendments in this ASU are effective for fiscal years ending after December 15, 2021 and for interim periods therein with early adoption permitted. Adoption on a retrospective basis for all periods presented is required. The Company is currently evaluating the impact of adoption on its financial statement disclosures.

3.              Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets are comprised of the following at December 31, 2018:

VAT receivables	CHF	261,655
Prepaid expenses	119,921
Other	115,260

Prepaid expenses and other current assets	CHF	496,836

4.              Property and Equipment, Net

The following is a summary of property and equipment, net at December 31, 2018:

Computer equipment and software	CHF	28,285
Manufacturing tooling and test equipment	471,335
Furniture and fixtures	15,583
	515,203
Accumulated depreciation and amortization	(457,663)

Property and equipment, net	CHF	57,540

Depreciation and amortization expense related to property and equipment was CHF 168,901 for the year ended December 31, 2018.

5.              Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities are comprised of the following at December 31, 2018:

Employee compensation and benefits	CHF	342,386
VAT payables	124,656
Deferred revenue	64,169
Interest payable	106,083
Other	352,126

Accrued expenses and other current liabilities	CHF	989,420

NEEO AG

Notes to Consolidated Financial Statements

6.              Notes Payable

Notes payable consists of the following at December 31, 2018:

Note payable to related party (shareholder), secured by all tooling, hardware and consigned inventory. Due in monthly payments of principle and interest at 2.5% per annum through September 30, 2019. The note was fully repaid in January 2019.	CHF	159,676
Note payable to related party (shareholder), secured by shares of NEEO AG held by the Company’s founder. Due in monthly payments of principle and interest at 6.0% per annum through February 1, 2019. The note was fully repaid in January 2019.		128,527
Note payable to related party (shareholder), secured by shares of NEEO AG held by the Company’s founder. Principle and interest at 6.0% per annum due December 31, 2018. The note was fully repaid in January 2019.		1,150,000
Unsecured note payable to related party (shareholder). Principle and interest at 6.0% per annum due June 30, 2018. The note was fully repaid in January 2019.		100,000
Unsecured note payable to third party. Principle and interest at 6.0% per annum due June 30, 2018. The note was fully repaid in January 2019.		360,000
Unsecured note payable to third party. Principle and interest at 6.0% per annum due December 30, 2018. The note was fully repaid in January 2019.		500,000
Subordinated unsecured note payable to related party (shareholder). The note does not bear interest and is due January 1, 2022.		200,000
Unsecured note payable to a private foundation. Principle and interest at 10.0% per annum due June 30, 2017. The note was fully repaid in January 2019.		10,000
Note payable to a commercial bank, guaranteed by an export insurance organization. Principle due April 30, 2018. Interest at LIBOR plus 1.5% due monthly. The note was fully repaid in January 2019.		1,095,717

Subordinated note payable to Control4 Corporation. The purpose of the note was to pay off operational debts until the signing of the share purchase agreement, whereby Control4 Corporation. intends to purchase 100% of the shares of the Company. Principle and interest at 3.0% per annum due the earlier of January 21, 2021 or the conversion date. The note shall automatically convert into shares of the Company upon a qualified financing round based on the price of shares issued to new investors or, at the option of Control4 Corporation, upon a change of control whereby the note may be converted into shares of the Company at the price of the last financing round. These redemption features were assessed as embedded put options under ASC 815 and determined to be clearly and closely related to the debt host and therefore not bifurcated.

		1,626,570
		5,330,490
Less current portion		(3,533,920)

Long-term debt, net of current portion	CHF	1,796,570

NEEO AG

Notes to Consolidated Financial Statements

Future scheduled maturities of long-term debt are as follows:

Years Ending December 31,	Amount

2019	CHF	3,533,920
2020		60,000
2021		1,706,570
2022		30,000

	CHF	5,330,490

7.              Income Taxes

The components of loss before income taxes are as follows:

Year Ended December 31,	2018

Switzerland	CHF	4,178,294
Foreign		207,922

Loss before income taxes	CHF	4,386,216

Income taxes related the Company are as follows:

Year Ended December 31,	2018

Switzerland	CHF	1,224
Foreign		2,515

Income tax expense	CHF	3,739

Income tax at the Swiss statutory rate compared to the Company’s income tax expense as reported are as follows:

Year Ended December 31,	2018

Loss before income taxes	CHF	4,386,216
Tax rate		21%
Expected income tax benefit		(921,105)
Income tax expense		3,739
Change in valuation allowance		929,337
Permanent difference		(8,231)

Income tax expense	CHF	3,739

NEEO AG

Notes to Consolidated Financial Statements

The Company assesses the recoverability of its deferred tax assets and, to the extent recoverability does not satisfy the “more likely than not” recognition criterion under ASC 740, records a valuation allowance against its deferred tax assets. The Company considered its recent operating results and anticipated future taxable income in assessing the need for its valuation allowance.

The Company’s deferred tax assets and liabilities consist of the following:

December 31,	2018
Deferred tax assets
Warranty accrual	CHF	13,617
Intangible assets		2,203
Note payable to related party		60,375
Consigned inventory liability		58,569
Intercompany balances		33
Pension liability		101,707
Net operating loss		2,583,332
Total deferred tax assets		2,819,836

Deferred tax liabilities
Inventory		(98,633)
Prepaid expenses		(695)
Related party payable		(21,069)
Total deferred tax liabilities		(120,397)

Net deferred tax assets		2,699,439

Valuation allowance		(2,699,439)

Total deferred income taxes	CHF	—

At December 31, 2018, the Company has accumulated loss carry-forwards of CHF 12,331,753, which expire in the following years:

Years Ending December 31,	Amount

2022	CHF	1,619,318
2023		2,801,861
2024		3,543,026
2025		4,367,548

	CHF	12,331,753

The 2017 and 2018 tax years remain subject to examination.

NEEO AG

Notes to Consolidated Financial Statements

8.              Pension Plan

The Company maintains a passive pension plan covering all employees in Switzerland; it is considered a defined benefit plan and accounted for in accordance with ASC 715 Compensation - Retirement Benefits. This model allocates pension costs over the service period of employees in the plan. The underlying principle is that employees render services ratably over this period, and therefore, the statement of comprehensive loss effects of pensions should follow a similar pattern. ASC 715 requires recognition of the funded status, or difference between the fair value of plan assets and the projected benefit obligations of the pension plan on the balance sheet, by recording a corresponding expense in net loss. If the projected benefit obligation exceeds the fair value of plan assets, then that difference or unfunded status represents the pension liability.

The Company records a net periodic pension cost in the statement of comprehensive loss. The liabilities and annual income or expense of the pension plan is determined using methodologies that involve several actuarial assumptions, the most significant of which are the discount rate and the long-term rate of asset return (based on the market-related value of assets). Future benefits, to the extent that they are based on compensation, include salary increases consistent with past experiences and estimates of future increases in the Swiss labor market. The fair values of plan assets are determined based on prevailing market prices.

The following table reflects changes in the pension benefit obligation and plan assets for the year ended December 31, 2018:

	2018
Change in benefit obligation:
Benefit obligation at beginning of year	CHF	629,641
Service cost		112,229
Interest cost		4,855
Employee contributions		67,557
Premiums paid		(35,353)
Net transfer in		34,283
Actuarial loss		73,570
Projected benefit obligation at end of year		886,782
Changes in plan assets:
Fair value of plan assets at beginning of year		365,065
Actual return on plan assets		(97,833)
Company contributions		67,557
Employee contributions		67,557
Premiums paid		(35,353)
Net transfer in		34,283
Fair value of plan assets at end of year		401,276
Funded status at end of year	CHF	(485,506)

Net long-term pension liability of CHF 485,506 is recognized in the consolidated balance sheet as of December 31, 2018. The accumulated benefit obligation at December 31, 2018 was CHF 729,896.

NEEO AG

Notes to Consolidated Financial Statements

Accumulated other comprehensive loss consists of the following:

	2018

Net prior service cost	CHF	264,576
Net loss		177,220
Amortization of prior service cost		(28,534)
Accumulated other comprehensive loss	CHF	413,262

The components of net periodic pension cost and other amounts recognized in other comprehensive loss before taxes are as follows:

	2018
Components of net periodic pension cost:
Service cost	CHF	112,229
Interest cost		4,855
Expected return on plan assets		(5,817)
Amortization of prior service cost		28,534
Net periodic pension cost	CHF	139,801
Other amounts recognized in other comprehensive loss:
Loss on value of plan assets	CHF	103,650
Actuarial loss on benefit obligation		73,570
Amortization of prior service cost		(28,534)
Total loss recognized in other comprehensive loss	CHF	148,686
Total loss recognized in net periodic pension cost and other comprehensive loss	CHF	288,487

The components of net periodic benefit cost other than the service cost component are included in the line item “other components of defined benefit plans, net” in the income statement.

Assumptions used to determine the benefit obligation and net periodic pension cost are as follows:

2018
Weighted-average assumptions used:
Discount rate	0.80%
Rate of compensation increase	3.00%
Expected long-term return on plan assets	1.50%

Under Swiss law, pension funds are legally independent from the employer and all the contributions are invested with regulated entities. The Company has a contract with PAX Collective Foundation (the “Foundation”) to manage its Swiss pension fund. Multiple employers contract with the Foundation to manage the employers’ respective pension plans. The Foundation manages the pension plans of its contracted employers as a collective entity. The investment strategy is determined by the Foundation and applies to all members of the collective Foundation. There are no separate financial statements for each employer contract. The pension plan assets of all the

NEEO AG

Notes to Consolidated Financial Statements

employers that contract with the Foundation are comingled. They are considered multiple-employer plans under ASC 715 and therefore accounted for as single-employer plans.

As there are no separate financial statements for each employer contract, there are no individual investments that can be directly attributed to the Company’s pension plan assets. However, the funds contributed by an employer are specifically earmarked for its employees and the total assets of the plan allocable to the Company’s employees are separately tracked by the Foundation. The lack of visibility into the specific investments of the plan assets and how they are valued is a significant unobservable input, therefore, the Company considers the plan assets collectively to be Level 3 assets under the fair value hierarchy.

The table below sets forth the fair value of plan assets at December 31, 2018, and the related activity:

Insurance Contracts (Level 3)
Beginning balance at January 1, 2018	365,065
Actual return on plan assets	(97,833)
Purchases, sales and settlement	134,044
Fair value of plan assets at end of year	401,276

The Company expects to contribute approximately CHF 78,300 to the pension plan in 2019.

No pension benefit payments are expected to be paid over the next five years.

9.              Related Parties

During the year ended December 31, 2018, the Company entered into the following related party transactions with shareholders of the Company:

•                  Borrowed CHF 1,535,000 from shareholders, of which CHF 285,000 was repaid during 2018. Refer to Note 6. for details of notes payable outstanding to related parties as of December 31, 2018.

•                  Recorded a reduction to research and development expense in the amount of CHF 448,667 under a collaborative arrangement. The offset was recorded against related party payable to reduce the amount payable to the shareholder.

10.       Commitments and Contingencies

Legal Proceedings

The Company is from time to time involved in ordinary routine litigation incidental to the conduct of its business. The Company regularly reviews all pending litigation matters in which it is involved and establishes reserves deemed appropriate for such litigation matters. Management believes that no presently pending litigation matters are likely to have a material adverse effect on the Company’s consolidated financial statements or results of operations.

NEEO AG

Notes to Consolidated Financial Statements

11.       Subsequent Events

On February 1, 2019, Control4 Corporation acquired all of the outstanding shares of common stock of NEEO AG.

Refer to Note 6. for notes payable repaid subsequent to year end.

The Company has evaluated subsequent events through the date on which the consolidated financial statements were available to be issued.